Exhibit 10.3



                           EDGE PETROLEUM CORPORATION
                               1997 INCENTIVE PLAN

                                    DIRECTOR
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  THIS AGREEMENT ("Agreement") is made as of the 21st day of May, 1999 (the "Grant Date"), by and between EDGE PETROLEUM CORPORATION, a Delaware corporation (the "Company"), and _______________ (the "Grantee").

                  The Company has adopted the Edge Petroleum Corporation 1997 Incentive Plan (the "Plan"), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

                  The Company hereby documents the automatic grant, pursuant to the Plan, of the option described herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain a director of the Company or its Subsidiaries and to increase Grantee's personal interest in the continued success and progress of the Company.

                  The Company has further determined that it would be in the best interests of the Company and the Grantee to recall, surrender and terminate those certain options heretofore granted to Grantee covering _______ shares of Company common stock ("Common Stock") as described in a Standard Non-Qualified Stock Option Agreement between the Company and Grantee dated March 3, 1997, and ________ shares of Company Common Stock as described in a Standard Non-Qualified Stock Option Agreement between the Company and Grantee dated June 1, 1998 (collectively, the "Prior Stock Options").

                  The Company and Grantee therefore agree as follows:

         1. Termination of Prior Stock Options and Grant of New Option. Grantee hereby surrenders, relinquishes and re-assigns to the Company the Prior Stock Options, and the Company and Grantee declare such Prior Stock Options to be terminated. Subject to the terms and conditions herein, the Company grants to the Grantee during the period commencing on May 21, 1999 and expiring at 5 p.m. Houston, Texas time ("Close of Business") on May 21, 2009 (the "Option Term"), an option to purchase from the Company, at a price equal to $7.0625 per share (the "Option Price"), _______ shares of Common Stock (the "Option Shares"). The Option Price and Option Shares are subject to adjustment pursuant to paragraph 7 below. This option is as a "Nonqualified Stock Option" and is hereinafter referred to as the "Option."

         2. Conditions of Exercise. The Option is exercisable only in accordance with the conditions stated in this paragraph.

                  (a) Except as otherwise provided in this subparagraph (a), the
         Option may only be  exercised  to the extent  the  Option  Shares  have
         become   available  for  purchase  in  accordance  with  the  following schedule:

                               Fraction of Option
                               Date                Shares Available for Purchase
                               ----                -----------------------------
                           May 21, 1999                         50%
                           May 21, 2000                         50%


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         Notwithstanding the foregoing, no additional Option Shares shall become available for purchase if Grantee has previously resigned from the Board without the consent of a majority of the other directors; provided, however that the Grantee's Option may be exercised during the remaining Option Term to the extent it was exercisable on the resignation date.

                  (b) To the extent the Option becomes exercisable, such Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option Term.

         3. Manner of Exercise. The Option shall be considered exercised (as to the number of Option Shares specified in the notice referred to in subparagraph
(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:

                  (a) Written notice, in such form as the Company, designating, among other things, the date of exercise and the number of Option Shares to be purchased;

                  (b) If the Option is to be exercised, payment of the Option Price for each Option Share to be purchased in cash, Common Stock or in such other form (or combination of forms) of payment contemplated by
         Section 11 of the Plan as the provisions of Section 11 of the Plan may permit; provided, however, that any shares of Common Stock delivered in payment of the Option Price that are or were the subject of a Director Award must be shares that the Grantee has owned for a period of at least six months prior to the date of exercise; and

                  (c) Any other documentation that the Company may reasonably require.

         4. Delivery by the Company. As soon as practicable after receipt of all items referred to in paragraph 3, the Company shall deliver to the Grantee certificates issued in Grantee's name for the number of Option Shares purchased by exercise of the Option. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Grantee, and any cash payment shall be deemed effected when a Company check, payable to Grantee and in an amount equal to the amount of the cash payment, shall have been deposited in the United States mail, addressed to the Grantee.


         5. Nontransferability of Option. During Grantee's lifetime, the Option is not transferable (voluntarily or involuntarily) other than pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, is exercisable only by the Grantee or Grantee's court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Option shall pass upon Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee's death, the Option shall pass by will or the laws of descent and distribution. Following Grantee's death, the Option, if otherwise exercisable, may be exercised by the person to whom such option passes accordingly to the foregoing and such person shall be deemed the Grantee for purposes of any applicable provisions of this Agreement.


         6. No Stockholder Rights. The Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates until such shares shall have been issued to Grantee by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 15 of the Plan.

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         7.  Adjustments.  As  provided  in  Section  15 of  the  Plan,  certain adjustments may be made to the Option upon the occurrence of events or circumstances described in Section 15 of the Plan.


         8.  Restrictions  Imposed by Law.  Without  limiting the  generality of
Section 16 of the Plan, the Grantee agrees that Grantee will not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise, or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

         9. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:

                                    Edge Petroleum Corporation
                                    Texaco Heritage Plaza
                                    1111 Bagby, Suite 2100
                                    Houston, Texas  77002

or (b) sent by first class mail, postage prepaid and addressed as follows:

                                    Edge  Petroleum  Corporation  c/o  Corporate
                                    Secretary  Texaco Heritage Plaza 1111 Bagby,
                                    Suite 2100 Houston, Texas 77002.

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

         11. Construction. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         12. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

         13. Entire Agreement. Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Option.


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         14. Grantee  Acceptance.  Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.


ATTEST:                                     EDGE PETROLEUM CORPORATION


                                             By:____________________________
Secretary_____________________                       John W. Elias
                                                     Chairman & CEO


                                             ACCEPTED:

                                             _______________________________
















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Exhibit B to Non-Qualified Stock Option Agreement dated as of  May 21, 1999



                 Edge Petroleum Corporation 1997 Incentive Plan

                           Designation of Beneficiary


         I,____________________________(the "Grantee"), hereby declare that upon my death_________________________________________________ (the "Beneficiary") of
                              Name

-------------------------------------------------------------------------------,
       Street Address   City                     State            Zip Code

who is my____________________________________________ , shall be entitled to the
                  Relationship to Grantee

Option and all other rights accorded the Grantee by the above-referenced agreement (the "Agreement").

         It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of the Grantee's death. If any such condition is not satisfied, such rights shall devolve according to the Grantee's will or the laws of descent and distribution.

         It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee's death.



     ----------------------------                 ------------------------------
     Date                                          Grantee













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Agreements  identical  to the  forgoing  were  entered  into by and between Edge
Petroleum Corporation and Directors of the Company and differences are listed within the following schedule:



                                    Schedule
                                    --------

                                    Surrendered      Reissued            New
Name                                  Options         Options          Options
----                                -----------      --------          -------
Vincent S. Andrews                      8,000          6,300            3,000
David B. Benedict                       2,000          2,700            3,000
Nils P. Peterson                        2,000          2,700            3,000
Stanley S. Raphael                      8,000          6,300            3,000
Robert W. Shower                        5,000          4,500            3,000
John Sfondrini                          8,000          6,300            3,000
William H. White                        5,000          2,500            3,000























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